UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2015

IGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-21755	25-1802235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Somerset Corporate Blvd., Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 219-8050

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On July 1, 2015, pursuant to an Agreement and Plan of Merger dated as of April 25, 2015 (the “Merger Agreement”), by and among Cap Gemini S.A. (“SA”), Capgemini North America, Inc. (“NA” and, together with SA, “Parent”), Laporte Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of NA, and IGATE Corporation (the “Company” or “IGATE”), Merger Sub merged with and into IGATE, with IGATE surviving the merger as a wholly owned subsidiary of NA (the “Merger”).

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2015. The Company’s Current Report on Form 8-K filed with the SEC on April 27, 2015 is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on July 1, 2015, the Company, Viscaria Limited and the shareholders party listed therein entered into an agreement to terminate, effective as such date, the Amended and Restated Voting and Standstill Agreement, dated as of February 1, 2011, by and among the Company, Viscaria Limited and the shareholders party thereto.

In connection with the completion of the Merger, on July 1, 2015, the Company and Viscaria Limited entered into an agreement to terminate, effective as such date, the Investor Rights Agreement, dated as of February 1, 2011, by and among the Company and Viscaria Limited.

In connection with the completion of the Merger, Pan Asia iGate Solutions, a wholly owned subsidiary of the Company, prepaid in full all of the amounts outstanding, and cancelled all of the commitments, under the Facilities Agreement originally dated 22 November 2013 and as amended and restated on 16 April 2014 (the “Facilities Agreement”) between, amongst others, the Company, Pan Asia iGate Solutions as borrower, ING Bank N.V., Singapore Branch as agent and ING Bank N.V., Singapore Branch as security agent. Pursuant to the terms of a pay-off letter dated 1 July 2015 and a notice of receipt of pay-off amount dated 3 July 2015, ING Bank N.V., Singapore Branch as agent under the Facilities Agreement, confirmed, among other things, that all amounts outstanding under the Facilities Agreement (and the related finance documents entered into in connection with the Facilities Agreement) have been paid and discharged in full, all commitments under the Facilities Agreement have been cancelled and the Facilities Agreement (and the related finance documents entered into in connection with the Facilities Agreement) have been terminated.

The disclosure under Item 8.01 of this Current Report on Form 8-K relating to the satisfaction and discharge of the Indenture (as defined in Item 8.01) is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above and Item 5.01 below is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) that the Merger had been completed and requested that NASDAQ (i) suspend trading of the common stock of the Company, par value $0.01 per share (“Company Common Stock”) on NASDAQ and (ii) file with the SEC a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Company Common Stock from NASDAQ and to deregister the Company

Common Stock under Section 12(b) of the Exchange Act. Pursuant to the Company’s requests to NASDAQ, the listing of the Company Common Stock on NASDAQ was suspended after the conclusion of trading on July 1, 2015. As a result, the Company Common Stock is no longer listed on NASDAQ.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information disclosed in the Introduction and Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Upon the completion of the Merger of July 1, 2015 (the “Effective Time”), each outstanding share of Company Common Stock (other than shares of Company Common Stock owned by the Company as treasury stock or by Parent or Merger Sub) was converted into the right to receive $48.00 in cash, without interest (the “Merger Consideration”).

The information set forth in the Introduction and Item 3.01 above and in Item 5.01 below is incorporated by reference into this Item 3.03.

Item 5.01. Change of Control of Registrant

On July 1, 2015, pursuant to the Merger Agreement, Merger Sub merged with and into IGATE. As a result of the Merger, IGATE became an indirect wholly owned subsidiary of SA and a direct wholly owned subsidiary of NA.

The Merger consideration was funded through the use of cash on hand from the balance sheet of Parent and proceeds of new debt and equity raised by Parent.

The information set forth in the Introduction above and Item 5.02 below is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and Item 3.03 above is incorporated by reference into this Item 5.02.

In accordance with the Merger Agreement, as of the Effective Time, each of Sunil Wadhwani, Ashok Trivedi, Göran Lindahl, Ashok Vemuri, Martin G. McGuinn, William G. Parrett, W. Roy Dunbar, Naomi O. Seligman and Salim Nathoo (the “Former Directors”) ceased serving as members of the board of directors of the Company and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

Pursuant to the Merger Agreement, as of the Effective Time, the two directors of Merger Sub immediately prior to the Effective Time, Pierre-Yves Cros and Aiman Ezzat, became the directors of the Company, as the surviving corporation. Committees of the Board of Directors of the Company, as the surviving corporation, have not been established.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the Effective Time, (i) the articles of incorporation of the Company immediately prior to the Effective Time were amended and restated to be in the form attached as Exhibit B to the Merger Agreement (the “Amended and Restated Articles of Incorporation”) and (ii) the by-laws of Merger Sub immediately prior to the Effective Time became the by-laws of the Company (the “Third Amended and Restated By-laws”).

The foregoing descriptions of the Amended and Restated Articles of Incorporation and the Third Amended and Restated By-laws do not purport to be complete and are subject, and qualified in their entirety by reference, to the full texts of the Amended and Restated Articles of Incorporation and the Third Amended and Restated By-laws, as applicable, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

Redemption of the Notes and Satisfaction and Discharge of the Indenture

On July 1, 2015, the Trustee (as defined below), on behalf of the Company, sent an irrevocable notice of redemption with respect to the Company’s 4.750% Senior Notes due 2019 (the “Notes”), calling for redemption of the entire outstanding $325,000,000 aggregate principal amount of the Notes on July 31, 2015 (the “Redemption Date”) pursuant to the terms of the indenture (the “Indenture”), dated as of April 2, 2014, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), governing the Company’s Notes. The redemption price is equal to 100% of the principal amount of the Notes plus the Applicable Premium (as defined in the Indenture) as of, which will be calculated by or on behalf of the Company pursuant to the formula set forth in the Indenture (the “Redemption Price”), and accrued and unpaid interest to, but excluding, the Redemption Date (together with the Redemption Price, the “Redemption Payment”).

On July 6, 2015, the Company irrevocably deposited with the Trustee, solely for the benefit of the holders of the Notes, cash in U.S. dollars in an amount as is sufficient to pay and discharge the entire aggregate principal amount of the Notes and premium and accrued interest on the Notes to, but excluding, the Redemption Date. On the same date, following such deposit by the Company, the Trustee executed and delivered to the Company an acknowledgment of the satisfaction and discharge of the Indenture and the release of the guarantees of the Notes.

In accordance with the Indenture, payment of the Redemption Payment to holders will occur on the Redemption Date. The Company will send (or cause to be sent) a supplemental notice setting forth the amount of the Redemption Payment prior to the Redemption Date.

Press Release

On July 1, 2015, IGATE and Parent issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of IGATE Corporation

3.2	Third Amended and Restated By-laws of IGATE Corporation

99.1	Press Release issued by IGATE Corporation and Cap Gemini S.A. on July 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	IGATE Corporation

	By:	/s/ Mukund Srinath
Mukund Srinath Senior Vice President – Legal & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of IGATE Corporation

3.2	Third Amended and Restated By-laws of IGATE Corporation

99.1	Press Release issued by IGATE Corporation and Cap Gemini S.A. on July 1, 2015.